UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2022

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35784	98-0691007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	NCLH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported on February 22, 2022, NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd. (the “Company” or “NCLH”), issued and sold in a private offering (the “Exchangeable Notes Offering”) $435.0 million aggregate principal amount of 2.50% exchangeable senior notes due 2027 (the “Exchangeable Notes”). NCLC also granted the initial purchasers of the Exchangeable Notes a 13-day option to purchase up to an additional $65.0 million aggregate principal amount of Exchangeable Notes. On February 23, 2022, the initial purchasers elected to exercise such option with respect to an additional $38.175 million aggregate principal amount of the Exchangeable Notes (the “Additional Exchangeable Notes”, and together with the Exchangeable Notes, the ”Notes”, and such election, the “Greenshoe Exercise”). The Additional Exchangeable Notes were issued on February 25, 2022.

In connection with the Greenshoe Exercise, NCLC received gross proceeds of $38.175 million and net proceeds, after deducting the initial purchasers’ discount but before deducting estimated fees and expenses, of approximately $37.2 million. NCLC expects to use the net proceeds from the Greenshoe Exercise to make principal payments on debt maturing in the short-term, including to pay any accrued and unpaid interest thereon, as well as related premiums, fees and expenses.

The Notes are exchangeable at the option of the holders of such Notes, based on the initial maximum exchange rate of 44.1891 ordinary shares per $1,000 principal amount of Notes, into a maximum of 473,175 preference shares of NCLC, which will be immediately and automatically exchanged into a maximum of approximately 20,909,177 ordinary shares of NCLH. The initial maximum exchange rate reflects potential adjustments to the initial exchange rate of 28.9765 ordinary shares per $1,000 principal amount of Notes for additional ordinary shares, which would only be made in the event of certain make-whole fundamental changes, tax redemption or optional redemption events. The description of the initial maximum exchange rate referred to above is also subject to adjustment for any stock split, stock dividend or similar transactions and is qualified in its entirety by the terms of the indenture for the Notes.

NCLC offered and sold the Additional Exchangeable Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Additional Exchangeable Notes, the related guarantee of the Company, the preference shares and the ordinary shares of the Company issuable upon the exchange of preference shares will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The information set forth under “Exchangeable Notes Indenture” in Item 1.01 included in the Company’s Current Report on Form 8-K, filed on February 22, 2022, is incorporated into this Item 3.02 by reference.

Item 8.01 Other Events.

On February 23, 2022, NCLC issued a press release announcing the initial purchasers’ partial exercise of their option to purchase Additional Exchangeable Notes in the Greenshoe Exercise. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Statement Concerning Forward-Looking Statements

Some of the statements, estimates or projections contained in this report are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this report, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects, actions taken or strategies being considered with respect to our liquidity position, valuation and appraisals of our assets and objectives of management for future operations (including those regarding expected fleet additions, our ability to weather the impacts of the COVID-19 pandemic, our expectations regarding the resumption of cruise voyages and the timing for such resumption of cruise voyages, the implementation of and effectiveness of our health and safety protocols, operational position, demand for voyages, plans or goals for our sustainability program and decarbonization efforts, our expectations for future cash flows and profitability, financing opportunities and extensions, and future cost mitigation and cash conservation efforts and efforts to reduce operating expenses and capital expenditures) are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of:

•	the spread of epidemics, pandemics and viral outbreaks and specifically, the COVID-19 pandemic, including its effect on the ability or desire of people to travel (including on cruises), which is expected to continue to adversely impact our results, operations, outlook, plans, goals, growth, reputation, cash flows, liquidity, demand for voyages and share price;

•	implementing precautions in coordination with regulators and global public health authorities to protect the health, safety and security of guests, crew and the communities we visit and to comply with regulatory restrictions related to the pandemic;

•	legislation prohibiting companies from verifying vaccination status;

•	our indebtedness and restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and be in compliance with maintenance covenants and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements;

•	our ability to work with lenders and others or otherwise pursue options to defer, renegotiate, refinance or restructure our existing debt profile, near-term debt amortization, newbuild related payments and other obligations and to work with credit card processors to satisfy current or potential future demands for collateral on cash advanced from customers relating to future cruises;

•	our need for additional financing or financing to optimize our balance sheet, which may not be available on favorable terms, or at all, and our outstanding exchangeable notes and any future financing which may be dilutive to existing shareholders;

•	the unavailability of ports of call;

•	future increases in the price of, or major changes or reduction in, commercial airline services;

•	changes involving the tax and environmental regulatory regimes in which we operate, including new regulations aimed at reducing greenhouse gas emissions;

•	the accuracy of any appraisals of our assets as a result of the impact of the COVID-19 pandemic or otherwise;

•	our success in controlling operating expenses and capital expenditures;

•	trends in, or changes to, future bookings and our ability to take future reservations and receive deposits related thereto;

•	adverse events impacting the security of travel, such as terrorist acts, armed conflict and threats thereof, acts of piracy, and other international events;

•	adverse incidents involving cruise ships;

•	adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence;

•	breaches in data security or other disturbances to our information technology and other networks or our actual or perceived failure to comply with requirements regarding data privacy and protection;

•	changes in fuel prices and the type of fuel we are permitted to use and/or other cruise operating costs;

•	mechanical malfunctions and repairs, delays in our shipbuilding program, maintenance and refurbishments and the consolidation of qualified shipyard facilities;

•	the risks and increased costs associated with operating internationally;

•	our inability to recruit or retain qualified personnel or the loss of key personnel or employee relations issues;

•	our inability to obtain adequate insurance coverage;

•	pending or threatened litigation, investigations and enforcement actions;

•	any further impairment of our trademarks, trade names or goodwill;

•	volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees;

•	our reliance on third parties to provide hotel management services for certain ships and certain other services;

•	fluctuations in foreign currency exchange rates;

•	our expansion into new markets and investments in new markets and land-based destination projects;

•	overcapacity in key markets or globally; and

•	other factors set forth under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021.

Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown.

In addition, some of our executive officers and directors have not sold their shares in NCLH since the beginning of the COVID-19 pandemic as a gesture of support for our company as they navigated us through unprecedented challenges. Now that we have resumed operations, we anticipate that our executive officers and directors may sell shares under Rule 10b5-1 plans beginning in the first quarter of 2022 as part of their ordinary course financial planning.

The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of NCL Corporation Ltd., dated February 23, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 25, 2022

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:	/s/ Mark A. Kempa
Name: Mark A. Kempa
Title: Executive Vice President and Chief Financial Officer